AMENDMENT NO. 2
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of February 12, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Securities Funds, and each of Invesco Trimark Ltd., formerly AIM Funds Management Inc., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to add the following series portfolios: Invesco High Yield Securities Fund, Invesco Van Kampen Core Plus Fixed Income Fund, Invesco Van Kampen Corporate Bond Fund, Invesco Van Kampen Government Securities Fund, Invesco Van Kampen High Yield Fund and Invesco Van Kampen Limited Duration Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
AIM Core Bond Fund
AIM Dynamics Fund
AIM Global Real Estate Fund
AIM High Yield Fund
AIM Income Fund
AIM Limited Maturity Treasury Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Real Estate Fund
AIM Short Term Bond Fund
AIM U.S. Government Fund
Invesco High Yield Securities Fund
Invesco Van Kampen Core Plus Fixed Income Fund
Invesco Van Kampen Corporate Bond Fund
Invesco Van Kampen Government Securities Fund
Invesco Van Kampen High Yield Fund
Invesco Van Kampen Limited Duration Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser

By:	/s/ Juliana Ahn
Name:	Julianna Ahn
Title:	Assistant Secretary

By: Name:	/s/ Theo Heldman Theo Heldman
Title:	VP, Fund Accounting and CFO, Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Karl Georg Bayer /s/ Jens Langewand
Name:	Karl Georg Bayer Jens Langewand
Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Michelle Moran
Name:	Michelle Moran
Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Mark Yesberg /s/ Ian Coltman
Name:	Mark Yesberg Ian Coltman
Title:	Head of Product & Marketing Lead of Legal

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong /s/ Jeremy Simpson
Name:	Anna Tong Jeremy Simpson
Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel

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